Exhibit 99.1

news release
TENNECO ANNOUNCES RESULTS OF 2009 ANNUAL MEETING
Lake Forest, Illinois, May 13, 2009 — Tenneco Inc. (NYSE: TEN) announced at its annual meeting today that its stockholders re-elected Charles W. Cramb, Dennis J. Letham, Frank E. Macher, Hari N. Nair, Roger B. Porter, David B. Price, Jr., Gregg M. Sherrill, Paul T. Stecko, Mitsunobu Takeuchi, and Jane L. Warner to the company’s board of directors. The directors have been re-elected to serve a term expiring at the 2010 annual meeting of stockholders.
Stockholders also ratified the appointment of Deloitte & Touche LLP as independent public accountants for 2009 and approved an amendment to the Tenneco Inc. 2006 Long-Term Incentive Plan.
Tenneco is a $5.9 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 21,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.
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Jane Ostrander	Jim Spangler
Investor Relations	Media Relations
+1 847 482 5607	+1 847 482 5810
jostrander@tenneco.com	jspangler@tenneco.com